UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________
FORM 8-K
_____________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 20, 2025
_____________________________________________________________
D-Wave Quantum Inc.
(Exact Name of Registrant as Specified in Its Charter)
_____________________________________________________________

Delaware	001-41468	88-1068854
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2650 East Bayshore Road
Palo Alto, California
94303
(Address of principal executive offices)
(604) 630-1428
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	QBTS	New York Stock Exchange
Warrants, each whole warrant exercisable for 1.4541326 shares of common stock at an exercise price of $11.50	QBTS.WT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01 Other Events.
On October 20, 2025, D-Wave Quantum Inc. (the “Company”) issued a press release announcing the redemption of all of its outstanding public warrants (the “Warrants”) to purchase shares of the Company’s common stock (“Common Stock”), at 5:00 p.m. New York City Time on November 19, 2025 (the “Redemption Date”), for a redemption price of $0.01 per Warrant (the “Redemption Price”).

As of October 17, 2025, approximately 5 million Warrants were outstanding. Holders of all outstanding Warrants may exercise their Warrants at any time from the date hereof until 5:00 p.m. New York City time on the Redemption Date by contacting their broker. Any unexercised Warrants outstanding as of 5:00 p.m. New York City Time on the Redemption Date will be void and no longer exercisable and their holders will have no rights with respect to those Warrants, except to receive the Redemption Price. If all of the outstanding Warrants are exercised, approximately 7.2 million shares of Common Stock will be issued that will result in less than 2.1% dilution to existing shareholders.

The Warrants were issued under the Warrant Agreement, dated October 20, 2020, by and between DPCM Capital, Inc., a Delaware corporation, the predecessor of the Company (“DPCM”), and Continental Stock Transfer & Trust Company (“Continental”), as warrant agent, as amended by that certain Assignment, Assumption and Amendment Agreement, dated as of August 5, 2022, by and among DPCM, the Company, Continental, Computershare Inc., a Delaware corporation and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company (together, “Computershare”), and that certain Amendment Agreement, dated as of March 11, 2025, by and among the Company, Computershare and Equiniti Trust Company, LLC, a New York limited liability trust company, as successor warrant agent (as so amended, the “Warrant Agreement”).

Under the terms of the Warrant Agreement, the Company is entitled to redeem all of the outstanding Warrants at the Redemption Price if the last sales price of the Common Stock is at least $18.00 per share on each of twenty trading days within any thirty-day trading period ending on the third trading day prior to the date on which a notice of redemption is given. This share price performance target has been met.

Each Warrant entitles the holder thereof to purchase from the Company 1.4541326 shares of Common Stock, for an aggregate cash price of $11.50 per Warrant exercised. Under the terms of the Warrant Agreement, if, upon the exercise of Warrants, a holder would be entitled to receive a fractional share of Common Stock, the Company will round the number of shares of Common Stock issued to the Warrant holder down to the nearest whole number of shares.

As a result of the redemption, the Company expects November 17, 2025 to be the last day on which the Warrants will be traded on the New York Stock Exchange.

The shares of Common Stock underlying the Warrants have been registered by the Company under the Securities Act of 1933, as amended (the “Securities Act”). A prospectus, dated April 12, 2024, covering the Common Stock issuable upon the exercise of the Warrants is included in a registration statement (Registration No. 333-278449) on file with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on April 12, 2024.

Copies of the press release and the Notice of Redemption being delivered to the holders of the Warrants are filed as Exhibit 99.1 and 99.2 hereto and incorporated herein by reference.

None of this Current Report on Form 8-K, or Exhibits 99.1 and 99.2 attached hereto, constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

The information in this Item 8.01 of this Form 8-K is intended to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated October 20, 2025.
99.2	Notice of Redemption, dated October 20, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2025	D-Wave Quantum Inc.

	By:	/s/ Alan Baratz
	Name:	Alan Baratz
	Title:	President & Chief Executive Officer